EXHIBIT 15

EXHIBIT (15) LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders

Park-Ohio Holdings Corp.

We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock and debt securities of our report dated November 9, 2011 relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Holdings Corp. that is included in its Form 10-Q for the quarter ended September 30, 2011.

Registration Statement	Description	Shares Registered
Form S-8 (333-01047)	Individual Account Retirement Plan	1,500,000
Form S-8 (333-58161)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	550,000
Form S-8 (333-110536)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,100,000
Form S-8 (333-137540)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,000,000
Form S-8 (333-161474)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	450,000
Form S-3 (333-161475)	Registration of $100 million of Park-Ohio Holdings Corp.’s shares of common stock and debt securities

	/s/ ERNST & YOUNG LLP

Cleveland, Ohio

November 9, 2011